Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Chindex International, Inc.
Bethesda, Maryland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated March 16, 2011, relating to the consolidated financial statements, the effectiveness of Chindex International, Inc.’s internal control over financial reporting, and schedule of Chindex International, Inc. appearing in the Company’s Transition Report on Form 10-K for the nine months ended December 31, 2010.

                /s/ BDO USA, LLP

Bethesda, Maryland
March 22, 2011